UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2003

ALLIN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-21395	25-1795265
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Item 4.    Changes in Registrant’s Certifying Accountant

As previously reported on a Current Report on Form 8-K filed on April 9, 2003 with the Securities and Exchange Commission, on April 2, 2003, Hill, Barth & King LLC notified Allin Corporation (the “Company”) that it will not be able to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. The Company’s representations regarding its relationship with Hill, Barth & King LLC, as required for a change in certifying accountant, as well as the response of Hill, Barth & King LLC, were included in the Company’s Current Report on Form 8-K filed on April 9, 2003.

On May 29, 2003, the Audit Committee of the Company’s Board of Directors approved the engagement of Malin, Bergquist & Company, LLP as independent accountants for the Company for the current fiscal year ending December 31, 2003. The Audit Committee also approved the engagement of Malin, Bergquist & Company, LLP as independent accountants for the two subsequent fiscal years ending December 31, 2004 and 2005, subject to annual review and re-approval by the Audit Committee and ratification by the stockholders of the Company on an annual basis. Malin, Bergquist & Company, LLP’s proposal for services encompassed a three-year period. During the Company’s two most recent fiscal years and since that time, neither the Company nor anyone acting on its behalf has consulted Malin, Bergquist & Company, LLP regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and there have been no disagreements with Malin, Bergquist & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K (17 C.F.R. §229.304(a)(1)(v)) (“Reportable Events”), occurred during such period. In general, such Reportable Events relate to situations in which the accountant has raised unresolved issues relating to the fairness or reliability of the financial statements or of management’s representations or to the scope of the audit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in Pittsburgh, Pennsylvania on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2003	ALLIN CORPORATION

	By:	/s/ DEAN C. PRASKACH
Dean C. Praskach Chief Financial Officer